UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		August 4, 2017

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 8.01 Other Events.

NACCO Industries, Inc. ("the Company”) previously disclosed on a Form 8-K filed June 29, 2017 that Southern Company and its subsidiary, Mississippi Power, suspended start-up and operations activities involving the coal gasifier portion of the Kemper County energy facility. North American Coal, a wholly-owned subsidiary of the Company through its wholly-owned subsidiary, Liberty Fuels Company, is the sole supplier of coal to fuel the gasifier at the Kemper County energy facility under its contract with Mississippi Power. On August 4, 2017, Liberty Fuels Company issued a Worker Adjustment and Retraining Notification (“WARN”) Act Notice to 75 employees of the Company’s Liberty Mine. The employment of these employees is expected to be terminated after the required 60-day WARN Act Notice period. The Company does not expect any financial impact as a result of the terminations due to the nature of its contract with Mississippi Power. Should the decision to suspend operations of the gasifier and mine become permanent, it will unfavorably affect North American Coal's long-term earnings under its contract with Mississippi Power.
North American Coal continues to operate under its contract with Mississippi Power and will support its customer pending a final decision on the continued operation of the gasifier and the Liberty Mine. The terms of the contract specify that Mississippi Power is responsible for all mine closure costs, should that be required, with the Liberty Fuels Company specified as the contractor to complete final mine closure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 7, 2017		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
		Name:	Elizabeth I. Loveman
		Title:	Vice President and Controller